Exhibit 99.1

News Release
For more information, please contact:
Media
Teresa Paulsen
Vice President, Corporate Communication
402-240-5210
teresa.paulsen@conagrafoods.com

Analysts
Chris Klinefelter
Vice President, Investor Relations
402-240-4154
chris.klinefelter@conagrafoods.com

www.conagrafoods.com

FOR IMMEDIATE RELEASE

CONAGRA FOODS UPDATES ANALYSTS AT CONSUMER CONFERENCE

OMAHA, Neb., Feb. 21, 2012 - Today ConAgra Foods (NYSE: CAG) will provide a company update to analysts and investors at the annual Consumer Analyst Group of New York Conference in Boca Raton, Fla. ConAgra Foods CEO Gary Rodkin, President of Consumer Foods Andre Hawaux, and Chief Financial Officer John Gehring will present the company’s accomplishments and outlook.

Rodkin will discuss the company’s Recipe For Growth, which focuses on expanding in adjacencies, international opportunities, and private label operations. Hawaux will comment on Customer Connect, a series of initiatives designed to strengthen customer relationships and grow revenues for the Consumer Foods segment, and he will also discuss Consumer Foods’ productivity initiatives. Gehring will confirm that the company is on track to meet its fiscal 2012 EPS expectations, previously communicated as a low to mid-single-digit rate of EPS growth, adjusted for items impacting comparability, over the comparable $1.75 earned in fiscal 2011, and that the long term financial goals remain as follows:

•	The company expects approximately 3% annual sales growth.

•	The company expects 6-8% EPS growth annually, adjusted for items impacting comparability.

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CONAGRA FOODS

•	The company expects Return on Invested Capital to be 13-14%, adjusted for items impacting comparability.

•	Paying a top-tier dividend remains a priority for the company.

•	The company expects to repurchase shares and invest in growth, both organically and through acquisitions, as opportunities arise.

Rodkin commented, “While current conditions are certainly challenging, we are confident in our strong foundation and our ability to successfully execute our initiatives over the long term. We plan to leverage our operating competencies and utilize our sizeable cash flow to create long-term shareholder value through organic growth and prudent capital allocation.”

The presentation that accompanies today’s remarks will be archived on the company’s website under the section for Investors.

ConAgra Foods, Inc., (NYSE: CAG) is one of North America’s leading food companies, with brands in 97 percent of America’s households. Consumers find Banquet, Chef Boyardee, Egg Beaters, Healthy Choice, Hebrew National, Hunt’s, Marie Callender’s, Orville Redenbacher’s, PAM, Peter Pan, Reddi-wip, Slim Jim, Snack Pack and many other ConAgra Foods brands in grocery, convenience, mass merchandise and club stores. ConAgra Foods also has a strong business-to-business presence, supplying frozen potato and sweet potato products as well as other vegetable, spice and grain products to a variety of well-known restaurants, foodservice operators and commercial customers. For more information, please visit us at www.conagrafoods.com.

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CONAGRA FOODS

Note on Forward-looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. The company undertakes no responsibility for updating these statements. Readers of this release should understand that these statements are not guarantees of performance or results. Many factors could affect the company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things: availability and prices of raw materials, including any negative effects caused by inflation; the effectiveness of the company’s product pricing, including any pricing actions and promotional changes; future economic circumstances; industry conditions; the company’s ability to execute its operating and restructuring plans; the success of the company’s innovation, marketing, and cost-saving initiatives; the competitive environment and related market conditions; operating efficiencies; the ultimate impact of any product recalls; the company’s success in efficiently and effectively integrating the company’s acquisitions; access to capital; actions of governments and regulatory factors affecting the company’s businesses, including the Patient Protection and Affordable Care Act; the amount and timing of repurchases of the company’s common stock, if any; and other risks described in the company’s reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this release, which speak only as of the date made.

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CONAGRA FOODS

Regulation G Disclosure

Below is a reconciliation of diluted earnings per share adjusted for items impacting comparability.

FY11 EPS - Reconciliation for Regulation G Purposes

Total FY11
Diluted EPS from continuing operations	$1.90
Items impacting comparability:
Expense related to restructuring charges	0.08
(Benefit) related to unallocated mark-to-market impact of derivatives	(0.05)
(Benefit) related to receipt of insurance proceeds from Garner, N.C., accident	(0.15)
(Benefit) of gain on early repayment of Trading & Merchandising divestiture-related PIK note	(0.04)
Rounding	0.01

Diluted EPS adjusted for items impacting comparability	$1.75

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